EXHIBIT 10.17

LAFAYETTE ENERGY CORP

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made as of December 19, 2023, to be effective as of November 13, 2023 (the “Effective Date”) by and between Lafayette Energy Corp, a Delaware corporation (“Company”), and Heavy Sweet Oil LLC (“Purchaser”).

WHEREAS, Company and Purchaser are parties to that certain Leasehold Acquisition and Development Option Agreement, dated as of November 13, 2023 and effective November 13, 2023, entered into by and between Company as “Optionee” and Purchaser as “Optionor,” as the same may be amended from time to time (the “Option Agreement”);

WHEREAS, pursuant to Section 1(e) of the Option Agreement, Company is required to issue to Purchaser 2,688,000 shares of restricted Common Stock, par value $0.0001 per share, of the Company (the “Stock”) as “Option Shares” as defined therein, representing 19.9% of the issued and outstanding shares of the Common Stock of the Company as of the date hereof; and

WHEREAS, a requirement to the issuance of the Stock is that the Purchaser and the Company enter into a Restricted Stock Agreement and the Purchaser and Company desire to enter into this Agreement in connection therewith.

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Issuance of Stock. The Company agrees to issue to Purchaser the Stock. The consideration for the Stock is the grant of the Option (as defined in the Option Agreement) and Purchaser’s entry into, and performance with accordance with, the Option Agreement with Company. The closing of such sale and purchase shall occur immediately upon execution of this Agreement.

2. Stock Subject to Vesting. In accordance with the terms of the Option Agreement, and this Agreement, the Stock is restricted and subject to forfeiture until vested.

3. Unvested Share Cancellation. All Stock that has not vested pursuant to Section 3(a) (the “Unvested Shares”) under the terms set forth in this Section 3 shall be subject to cancellation and forfeiture as described in this Section 3 (the “Unvested Share Cancellation”).

(a) Vesting of Unvested Shares. The Unvested Shares will vest in full upon: (i) the Company funding the Option (as defined under the Option Agreement) within twelve (12) months of the Effective Date (the “Funding”), and (ii) the Leases (as defined in the Option Agreement) successfully achieving a 30-day average net production rate of at least 200 barrels per day in post-development operations as set forth in the Development Plan (as defined in the Option Agreement), within two (2) years following the Effective Date.

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(b) Automatic Exercise of Unvested Share Cancellation; Forfeiture of Stock. In the event (i) Company does not fund the Option (as defined under the Option Agreement) within twelve (12) months of the Effective Date, or (ii) the Funding is consummated within twelve (12) months of the Effective Date, but the Leases (as defined in the Option Agreement) fail to achieve a total of at least 100 barrels per day of oil produced net to Company’s interest over a consecutive 30 day period post-development operations as set forth in the Development Plan (as defined in the Option Agreement), within two (2) years following the Effective Date, or (iii) Purchaser or Purchaser’s legal representative attempts to Transfer (as defined below) any Unvested Shares (as defined herein) other than as permitted in this Agreement, all of the Unvested Shares shall be immediately and automatically cancelled and forfeited to the Company without any notice to, or further action by Purchaser, and for no consideration, upon the date of the occurrence of the earliest of the events described in 3(b)(i) or 2(b)(ii) or 2(b)(iii).

(c) Definition of Transfer. For the purposes of this Agreement, “Transfer” means the offer for sale, sale, pledge, hypothecation, transfer, assignment or other disposition of (or to enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law), or the entry into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the security, whether any such transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

4. Stockholder Rights.

(a) Voting Rights. Until such time as all or any part of the Stock are forfeited to the Company under this Agreement, if ever, Purchaser has the rights of a stockholder, including voting rights, with respect to the Stock subject, however, to the transfer restrictions or any other restrictions set forth in this Agreement.

(b) Dividends and Other Distributions. During the period of restriction, Purchaser is entitled to all regular cash dividends or other distributions paid with respect to all Stock while they are so held. If any such dividends or distributions are paid in shares of common stock of the Company, such shares of common stock of the Company will be subject to the same restrictions on transferability and forfeitability as the Stock.

5. Restrictions on Transfer. Purchaser may not sell, Transfer, pledge or otherwise dispose of any Unvested Shares still subject to the Unvested Share Cancellation.

6. Stock Dividends, Etc. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding common stock of Company, then in such event any and all new substituted or additional securities to which Purchaser is entitled by reason of Purchaser’s ownership of the Stock acquired pursuant to this Agreement shall be considered Stock and shall be immediately subject to the Unvested Share Cancellation and all other terms of this Agreement to the same extent as the Stock owned by Purchaser immediately before such event.

7. Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement, and all book-entry notations associated therewith, shall have endorsed thereon the following legends:

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(a) “THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SHARES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SHARES REASONABLY SATISFACTORY TO COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING AND FORFEITURE, AND THE SALE OR OTHER TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM LAFAYETTE ENERGY CORP”

(c) Any legend required to be placed thereon under applicable state securities laws.

8. Representations and Warranties. In connection with the proposed purchase of the Stock, Purchaser hereby agrees, represents and warrants as follows:

(a) Purchaser is acquiring the Stock solely for Purchaser’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Purchaser is aware of Company’s business affairs and financial condition and has acquired sufficient information about Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser further represents and warrants that Purchaser has discussed Company and its plans, operations and financial condition with its officers, has received all such information as Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of Company in response to all inquiries in respect thereof.

(c) Purchaser realizes that Purchaser’s purchase of the Stock will be a highly speculative investment, and Purchaser is able, without impairing Purchaser’s financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.

(d) Company has disclosed to Purchaser that:

(i) The sale of the Stock has not been registered under the Securities Act, and the Stock must be held indefinitely unless a Transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that Company is under no obligation to register the Stock; and

(ii) Company will make a notation in its records of the aforementioned restrictions on Transfer and legends.

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(e) Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering and held by an ‘affiliate’ of the issuer, subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than six months from the date Purchaser has purchased and paid for the Stock (provided the issuer is a reporting company); the availability of certain public information concerning Company; the sale being through a broker in an unsolicited “broker’s transaction” or in a transaction directly with a market maker; and limitations on the amount of shares of common stock that may be sold during any three-month period. Purchaser further represents that Purchaser understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if the six-month minimum holding period had been satisfied.

(f) Purchaser is an “accredited investor” as such term is defined in Rule 501 of the Securities Act.

(g) Without in any way limiting Purchaser’s representations and warranties set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Stock which Purchaser is purchasing unless and until:

(i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii) Purchaser shall have (1) notified Company of the proposed disposition and furnished Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by Company, furnished Company with an opinion of Purchaser’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of Purchaser’s counsel shall have been concurred in by counsel for Company, and Company shall have advised Purchaser of such concurrence.

9. “Market Stand-Off” Agreement. Purchaser hereby agrees that in connection with any underwritten public offering by Company, during the period of duration (not to exceed 180 days) specified by Company and an underwriter of Common Stock following the effective date of the Registration Statement of Company filed under the Securities Act with respect to such offering, it will not, to the extent requested by Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise Transfer or dispose of (other than to donees who agree to be similarly bound) any securities of Company held by it at any time during such period except common stock included in such registration, if any. If requested by such underwriter, Purchaser agrees to execute a lock-up agreement in such form as the underwriter may reasonably propose.

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10. Escrow. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of the Stock upon exercise of the Unvested Share Cancellation herein provided for, Purchaser agrees that the Stock shall be held in escrow by the Company until vested hereunder, and that Purchaser shall deliver to and deposit with Company one Stock Assignment duly endorsed (with date and number of shares blank) in the form attached hereto as Attachment 1. The Stock shall be released from Escrow only vesting as described in Section 3 hereof.

11. Transfers in Violation of Agreement. Company shall not be required (i) to Transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Stock or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Stock shall have been so Transferred.

12. Rights as Stockholder. Subject to the provisions of this Agreement, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of Company with respect to the Stock deposited in escrow.

13. Power and Authority. Each party hereto respectively represents and warrants that such party has full power and authority to enter into this Agreement.

14. Miscellaneous.

(a) Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Notice. Any and all notices, requests, demands, or other communications provided for hereunder, shall be given in writing by personal service, by registered or certified mail, postage prepaid, overnight delivery service, delivery charges prepaid, or by email, facsimile or other electronic means addressed to the intended recipients at the address as set forth on the signature page(s) hereof or at such other addresses as the intended recipients may have designated in written notices to the other parties hereto. A notice shall be deemed to have been received when personally served or delivered or five (5) days after being mailed, or one (1) day after being sent by overnight delivery service or by email, facsimile or other electronic means.

(c) Consent to Electronic Stockholder Notices. Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or Company’s Certificate of Incorporation or Bylaws (“Corporate Communications”) by email or any other electronic means. Purchaser hereby consents to receive such documents and notices by such electronic delivery and agrees to participate through an on- line or electronic system established and maintained by Company or a third party designated by Company. Purchaser shall have the right to have the Corporate Communications provided or made available in paper or other non-electronic form by giving written notice to Company pursuant to Section 14(b). Purchaser shall also have the right to withdraw the consent granted hereby by giving written notice to Company pursuant to Section 14(b).

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(d) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Company and, subject to the restrictions on Transfer herein set forth, be binding upon Purchaser, Purchaser’s heirs, executors, administrators, successors and assigns.

(e) Applicable Law; Entire Agreement; Amendments. This Agreement, together with the attachments hereto, shall be governed by and construed in accordance with the laws of the State of Delaware as it applies to agreements between Delaware residents, entered into and to be performed entirely within Delaware and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

(f) Right to Specific Performance. Purchaser agrees that Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to Company and the Company shall not be required to provide any bond or other security in connection with any such injunction.

(g) Severability. If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

(h) Arbitration. Any dispute or claim arising out of this agreement will be subject to final and binding arbitration. One arbitrator who is a member of the JAMS/Endispute (“JAMS”), and will be governed by the Commercial Arbitration Rules of the JAMS will conduct the arbitration. The arbitration will be held in Utah, and the arbitrator will apply Delaware substantive law in all respects. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final, binding judgment at the conclusion of any proceedings. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. The party prevailing in the resolution of any claim will be entitled, in addition to such other relief as may be granted, to an award of all attorney’s fees and costs incurred in the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(j) Entire Agreement of the Parties. The Agreement and the Option Agreement constitute the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith. No covenant, representations, or conditions, which are not expressed in this Agreement or the Option Agreement shall affect, or be effective to interpret, change, or restrict, the express provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PURCHASER		COMPANY

HEAVY SWEET OIL LLC		LAFAYETTE ENERGY CORP

By:		By:
Name and Title:	Steven Byle Managing Member and CEO	Michael L. Peterson
President and Chief Executive Officer

Address:	90 Center Dr, Studio 31 Park City, UT 84098	Address:	383 Corona St. #635 Denver, CO 80218

Email Address:	steven.byle@heavysweetoil.com	Email Address:	michael@lafayetteenergycorp.com

SIGNATURE PAGE TO

RESTRICTED STOCK AGREEMENT

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Attachment 1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Heavy Sweet Oil LLC, hereby sells, assigns and transfers unto Lafayette Energy Corp, a Delaware corporation (the “Company”)                                               shares of the Common Stock of Lafayette Energy Corp, a Delaware corporation, standing in the undersigned’s name in book entry in the Company’s records, and does hereby irrevocably constitute and appoint the Secretary and Chief Executive officer of the Company each as attorney to transfer the said stock on the books of the said Company with full power of substitution in the premises.

Dated:

HEAVY SWEET OIL LLC

By:
Name:	Steven Byle
Title:	CEO / Managing Member

Instruction: Please sign but do not fill in any other blanks. The purpose of this assignment is to enable Company to exercise its cancellation rights as set forth in the Agreement without requiring additional signatures on the part of the stockholder.

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